UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2013

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 15, 2013 (the “2013 Annual Meeting”) in New York, New York.  Stockholders representing 45,539,087 shares of common stock, or 87.37% of the shares of common stock outstanding as of the April 1, 2013 record date were present in person or were represented at the meeting by proxy.  The items listed below were submitted to a vote of the stockholders present, in person or by proxy, and entitled to vote at the 2013 Annual Meeting.  Final voting results are shown below.

(1)	Election of the following individuals to hold office as directors of the Company for terms of one year.

Number of Shares Voted
Name	For	Withheld
Eric A. Rose, M.D.	25,334,177	1,601,968

James J. Antal	26,481,632	454,513

Michael J. Bayer	26,427,132	509,013

William C. Bevins	23,059,170	3,876,975

Thomas E. Constance	26,441,487	494,658

Jeffrey B. Kindler	26,512,497	423,648

Joseph W. Marshall, III	23,314,251	3,621,894

Paul G. Savas	22,787,940	4,148,205

Bruce Slovin	23,300,691	3,635,454

Andrew Stern	26,490,982	445,163

Frances F. Townsend	26,265,172	670,973

Michael A. Weiner, M.D.	26,304,174	631,971

With respect to each director nominee, there were 18,602,942 Broker Non Votes.

(2)
Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013. Our stockholders ratified the appointment of PricewaterhouseCoopers LLP.

Number of Shares Voted
For	Against	Abstain

44,817,137	504,054	217,896

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SIGA TECHNOLOGIES, INC.

                               By:        /s/ Daniel J. Luckshire
                               Name:   Daniel J. Luckshire
                               Title:     Chief Financial Officer

Date:  May 17, 2013